JPMORGAN SHORT TERM BOND FUND
Section 10f-3 Transactions



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/28/04	Deluxe Corp.


Shares			Price		Amount
950,000      		$99.94		$949,430

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.35	    N/A 	 0.29%	          1.03%

Broker
Wachovia Securities LLC

Underwriters of Deluxe Corp.

Underwriters     	                Principal Amount
J.P. Morgan Securities, Inc.            $130,000,000
Wachovia Capital Markets, LLC             65,000,000
BNY Capital Markets, Inc.                 65,000,000
Credit Suisse First Boston                26,000,000
U.S. Bancorp Investments, Inc. 		  10,834,000
Fifth Third Securities, Inc.              10,833,000
Mitsubishi Securities International       10,833,000
BNP Paribas Securities Corp. 		   3,250,000
NatCity Investments, Inc. 		   3,250,000
                                        -------------
Total                                   $325,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/28/04  	Telecom Italia Capital

Shares            Price         Amount
1,450,000  	  $99.73	$1,446,085

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.35        N/A 	 0.12%	            0.65%

Broker
Lehman Brothers, Inc. New York

Underwriters of Telecom Italia Capital

Underwriters*          	                  Principal Amount
Total                                       $1,250,000,000

*Underwriters and principal amounts were not available at the time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/29/04  	CarMax Auto Owner Trust
		2004-2 Class A-4 Notes

Shares            Price         Amount
3,375,000         $99.97 	$3,373,988

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.24        N/A 	 2.70%	            2.70%

Broker
BA Securities, Inc.

Underwriters of CarMax Auto Owner Trust
	        2004-2 Class A-4 Notes

Underwriters*          	                  Principal Amount
Total                                       $125,162,703

*Underwriters and principal amounts were not available at the time of filing.




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/08/04  	Bank of America Commercial Mortgage, Inc.
		2004-5 Class A-2

Shares            Price         Amount
1,250,000         $100.50	$1,256,250

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.13        N/A 	 0.50%	            1.28%

Broker
BA Securities, Inc.

Underwriters of Bank of America Commercial Mortgage, Inc.
		2004-5 Class A-2



Underwriters*          	                  Principal Amount
Total                                       $250,910,000

*Underwriters and principal amounts were not available at the time of filing.



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/14/05  	Alltel Corp.

Shares            Price         Amount
3,300,000  	  $101.48	$3,348,840

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.25        N/A 	 0.24%	            0.58%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Alltel Corp.


Underwriters*          	                  Principal Amount
Total                                       $1,384,965,000

*Underwriters and principal amounts were not available at the time of filing.